EXHIBIT 99.1

Shutterstock Reports Second Quarter 2019 Financial Results

New York, NY - August 6, 2019 - Shutterstock, Inc. (NYSE: SSTK) (the “Company”), a leading global technology company offering a creative platform for high-quality content, tools and services, today announced financial results for the second quarter ended June 30, 2019.
Commenting on the Company’s performance, founder and CEO Jon Oringer said, “This quarter we continued to see demand from our customers around the globe, resulting in further revenue growth and the strengthening of our working capital position. Shutterstock has always been an innovative technology company, focused on developing creative solutions and driving long-term growth. However, we recognize that there is room for improvement in our Enterprise sales channel and, in the near-term, have revised our outlook for the year as our team develops strategies to reaccelerate growth. This includes assessing initiatives to optimize our existing assets and our go-to-market approach. During the second quarter, we continued to innovate and bring more services onto a common platform, addressing the evolving needs of our customers and enabling their success.
“We are confident that we are well positioned to continue improving and building on our cutting-edge technology, offering innovative content and products for our customers and contributors while fueling our growth and success.”
Second Quarter 2019 highlights compared to Second Quarter 2018:
Key Operating Metrics

•	Paid downloads increased 3% to 46.6 million.

•	Revenue per download increased 1% to $3.44.

•	Image collection expanded 37% to approximately 280 million images.

•	Video collection expanded 37% to approximately 15 million clips.

Financial Highlights

•	Revenue increased 3% to $161.7 million. On a constant currency basis, revenue increased 5%.

•	Income from operations decreased 45% to $3.1 million.

•	Net income increased to $3.3 million from a net loss of $0.3 million.

•	Adjusted EBITDA increased 4% to $25.1 million.

•	Diluted EPS increased to $0.09 per share, from a loss per share of $0.01.

SECOND QUARTER RESULTS
Revenue
Revenue was $161.7 million for the second quarter of 2019, an increase of $5.2 million, or 3%, as compared to the second quarter of 2018, driven by positive year-over-year growth in our e-commerce channel. Revenue generated through our e-commerce channel increased approximately 6% as compared to the second quarter of 2018, to $97.0 million and represented 60% of total revenue in the second quarter of 2019. Revenue from enterprise customers remained relatively flat, decreasing 0.2% as compared to 2018, to $64.7 million and represented 40% of total revenue in the second quarter of 2019.
Revenue growth on a constant currency basis was approximately 5% in the second quarter of 2019, as compared to the second quarter of 2018. E-commerce and enterprise revenue growth on a constant currency basis was approximately 7% and 2%, respectively in the second quarter of 2019, as compared to the second quarter of 2018. The number of paid downloads increased by 3% and changes in our product mix drove a 1% increase in revenue per download.

Income from Operations
Income from operations was $3.1 million, a decrease of $2.6 million, or 45%, compared to the second quarter of 2018, primarily as a result of an increase in operating expenses of $7.7 million, or 5%, partially offset by the increase in revenue. The increase in operating expenses is attributable to general and administrative expenses, which include increases in compensation, one-time severance costs, and depreciation and amortization.
Net Income
Net income of $3.3 million, or $0.09 per diluted share, increased $3.6 million for the second quarter of 2019 as compared with a net loss of $0.3 million, or a loss per diluted share of $0.01, for the second quarter of 2018, primarily driven by the previously reported $4.8 million after-tax charge related to the impairment of a long-term investment asset recorded in the second quarter of 2018.
Adjusted EBITDA
Adjusted EBITDA of $25.1 million for the second quarter of 2019 increased $1.1 million, or 4%, as compared to the second quarter of 2018, driven primarily by growth in revenue partially offset by higher operating costs. We define adjusted EBITDA as net income adjusted for foreign currency transaction gains and losses, expenses related to long-term incentives and contingent consideration related to acquisitions, impairment charges related to a long-term investment asset, interest income and expense, income taxes, depreciation, amortization, non-cash equity-based compensation and the gain on the Sale of Webdam.
Adjusted Net Income
Adjusted net income was $11.8 million, or $0.33 per diluted share, for the second quarter of 2019 as compared to $10.7 million, or $0.30 per diluted share, in the second quarter of 2018, an increase of $1.1 million, or 10%. We define adjusted net income as net income excluding the impact of non-cash equity-based compensation, the amortization of acquisition-related intangible assets, expenses related to long-term incentives and contingent consideration related to acquisitions, the gain on the Sale of Webdam, impairment charges related to a long-term investment asset and the estimated tax impact of such adjustments.

LIQUIDITY
Our cash and cash equivalents increased by $28.2 million to $259.1 million at June 30, 2019, as compared with $230.9 million at December 31, 2018. This increase was driven by $46.7 million of net cash provided by our operating activities and $2.5 million received from the release of escrowed funds related to the sale of Webdam, which was sold in the first quarter of 2018 (the “Sale of Webdam”), partially offset by $13.7 million of capital expenditures and $5.2 million of cash used in settlement of employee taxes related to the vesting of restricted stock units.
We paid net cash taxes of $1.5 million during the six months ended June 30, 2019, compared to a net refund of $0.1 million received during the first six months of 2018.
Free cash flow was $31.7 million for 2019, an increase of $18.0 million from 2018. This change was primarily driven by lower capital expenditures, in addition to higher net cash provided by operations. Free cash flow is defined as cash provided by operating activities adjusted for capital expenditures and content acquisition.

STOCK REPURCHASE PROGRAM
During the second quarter of 2019, we did not repurchase shares of our stock pursuant to our existing stock repurchase program. From the inception of this program through June 30, 2019, we have repurchased 2.6 million shares of our stock for a total of $100 million under the stock repurchase program at an average per-share price of $39.09. As of June 30, 2019, there remains $100 million authorized for purchases under our stock repurchase program.
The stock repurchase program, which commenced in November 2015, authorizes the Company to purchase shares of our stock from time to time through open market purchases or privately negotiated transactions at prevailing prices as permitted by securities laws and other legal requirements. The timing and amount of any future share repurchases will be determined by our management based on its evaluation of market conditions and other factors. The repurchase program may be modified, suspended or discontinued at any time.

OPERATING METRICS

	Three Months Ended June 30,
	2019	2018
	(in millions, except revenue per download)
Paid downloads (during the period)	46.6	45.2
Revenue per download (during the period) (1)	$3.44	$3.41
Content in our collection (end of period)(2):
Images	280	204
Video clips	15	11
_______________________________________________________________________________________________________________________
(1)  Revenue per download is defined as the amount of revenue recognized in a given period divided by the number of paid downloads in that period excluding revenue from custom content and the impact of revenue that is not derived from or associated with content licenses.
(2) Content in our collection is defined as the total number of (a) images (photographs, vectors and illustrations) and (b) video clips available to customers for commercial license on shutterstock.com at the end of the period. We exclude content from this collection metric that is not uploaded directly to our site but is available for license by our customers through an application program interface, custom content and certain content that may be licensed for editorial use only.

FINANCIAL OUTLOOK
Based on weaker than expected revenue growth and the Company’s committed focus on our Enterprise sales channel strategies in the second half of the year, we are revising our full year revenue target to $645 million to $670 million from our previous guidance of $685 million to $695 million. This reduction will also impact our previously guided adjusted EBITDA and Operating Income targets. The Company continues to manage towards long-term profitable growth, and we intend to continue to invest in improvements to our business through 2019 and beyond, while maintaining our strong working capital position and free cash flow.
Revised 2019 full-year guidance is as follows:

•	Revenue of $645 to $670 million.

•	Adjusted EBITDA of $93 million to $107 million.

•	Income from operations of $18 million to $32 million.

•	Capital expenditures, including capitalized labor, of approximately $32 million.

•	Effective tax rate in the teens.

The expectation for non-cash equity-based compensation expense remains at approximately $25 million.

NON-GAAP FINANCIAL MEASURES
In addition to reporting results in accordance with United States generally accepted accounting principles (GAAP), Shutterstock also refers to adjusted EBITDA, adjusted net income, revenue growth (including by distribution channel) on a constant currency basis, revenue excluding the impact of Webdam, revenue growth excluding the impact of Webdam, on a constant currency basis and free cash flow.
Shutterstock defines adjusted EBITDA as net income adjusted for foreign currency transaction gains and losses, expenses related to long-term incentives and contingent consideration related to acquisitions, impairment charge related to a long-term investment asset, interest income and expense, income taxes, depreciation, amortization, non-cash equity-based compensation and the gain on the Sale of Webdam; adjusted net income as net income excluding the impact of non-cash equity-based compensation, the amortization of acquisition-related intangible assets, expenses related to long-term incentives and contingent consideration related to acquisitions, impairment charge related to a long-term investment asset, the gain on Sale of Webdam and the estimated tax impact of such adjustments; revenue growth (including by distribution channel) on a constant currency basis as the increase in current period revenues (including revenues by distribution channel) over prior period revenues, utilizing fixed exchange rates for translating foreign currency revenues for all periods in the comparison; revenue excluding the impact of Webdam as total Company revenue for each period presented less the amount of revenue generated by the Webdam business during that period; revenue growth excluding the impact of Webdam, on a constant currency basis as total Company revenue for each period presented, less the amount of revenue generated by the Webdam business during that period utilizing fixed exchange rates for translating foreign currency revenues for both periods; and free cash flow as cash provided by operating activities, adjusted for capital expenditures and content acquisition. These figures have not been calculated in accordance with GAAP and should be considered in addition to results prepared in accordance with GAAP and should not be considered as a substitute for, or superior to, GAAP results. We caution investors that non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similarly-titled measures presented by other companies.
Management believes that adjusted EBITDA, adjusted net income, revenue excluding the impact of Webdam, revenue growth (including by distribution channel) on a constant currency basis, revenue excluding the impact of Webdam, on a constant currency basis and free cash flow are useful to investors to provide them with disclosures of Shutterstock’s operating results on the same basis as that used by management. Additionally, management believes that adjusted EBITDA and adjusted net income provide useful information to investors about the performance of the Company’s overall business because such measures eliminate the effects of unusual or other infrequent charges that are not directly attributable to Shutterstock’s underlying operating performance; with respect to revenue growth (including by distribution channel) on a constant currency basis, this provides useful information to investors by eliminating the effect of foreign currency fluctuations that are not directly attributable to Shutterstock’s business; and with respect to revenue excluding the impact of Webdam, revenue growth excluding the impact of Webdam (expressed as a percentage) and revenue growth excluding the impact of Webdam, on a constant currency basis (expressed as a percentage), these provide useful information to investors by eliminating the impact of a historical revenue source that is not part of our current business and, as applicable, also provides useful information to investors by eliminating the effect of foreign currency fluctuations that are not directly attributable to Shutterstock’s ongoing business. Additionally, management believes that providing these non-GAAP financial measures enhances the comparability for investors in assessing Shutterstock’s financial reporting. Management believes that free cash flow is useful for investors because it provides them with an important perspective on the cash available for strategic measures, after making necessary capital investments in property and equipment to support the Company’s ongoing business operations and provides them with the same measures that management uses as the basis for making resource allocation decisions.
Shutterstock’s management also uses the non-GAAP financial measures adjusted EBITDA, adjusted net income, revenue excluding the impact of Webdam, revenue growth (including by distribution channel) on a constant currency basis, revenue growth excluding the impact of Webdam, on a constant currency basis and free cash flow, in conjunction with GAAP financial measures, as an integral part of managing the business and to: (i) monitor and evaluate the performance of Shutterstock’s business operations, financial performance and overall liquidity; (ii) facilitate management’s internal comparisons of the historical operating performance of its business operations; (iii) facilitate management’s external comparisons of the results of its overall business to the historical operating performance of other companies that may have different capital structures and debt levels; (iv) review and assess the operating performance of Shutterstock’s management team and, together with other operational objectives, as a measure in evaluating employee compensation and bonuses; (v) analyze and evaluate financial and strategic planning decisions regarding future operating investments; and (vi) plan for and prepare future annual operating budgets and determine appropriate levels of operating investments.
A reconciliation of the differences between adjusted EBITDA, adjusted net income, revenue excluding the impact of Webdam and free cash flow, and the most comparable financial measure calculated and presented in accordance with GAAP, is presented under the heading “Reconciliation of Non-GAAP Financial Information to GAAP” immediately following the Consolidated Balance Sheets. We do not provide a reconciliation of adjusted EBITDA guidance to net income guidance, as the impact of net non-operating foreign currency exchange gains or losses which are excluded from adjusted EBITDA is inherently uncertain and difficult to estimate and is unavailable without unreasonable efforts. In addition, we believe such reconciliations would imply a degree of precision that would be confusing or misleading to investors.

EARNINGS TELECONFERENCE INFORMATION
The Company will discuss its second quarter and full year financial results during a teleconference today, August 6, 2019, at 8:30 AM ET.  The conference call can be accessed in the U.S. at (844) 634-1442 or outside the U.S. at (615) 247-0239 with the conference ID# 1199157.  A live audio webcast of the call will also be available simultaneously at http://investor.shutterstock.com.
Following completion of the call, a recorded replay of the webcast will be available in the investor relations section of Shutterstock’s website. A telephone replay of the call will also be available until August 13, 2019 in the U.S. at (855) 859-2056 or outside the U.S. at (404) 537-3406 with the conference ID# 1199157.
Additional investor information can be accessed at http://investor.shutterstock.com.

ABOUT SHUTTERSTOCK
Shutterstock, Inc. (NYSE: SSTK), directly and through its group subsidiaries, is a leading global provider of high-quality licensed photographs, vectors, illustrations, videos and music to businesses, marketing agencies and media organizations around the world. Working with its growing community of over 900,000 contributors, Shutterstock adds hundreds of thousands of images each week, and currently has more than 280 million images and more than 15 million video clips available.
Headquartered in New York City, Shutterstock has offices around the world and customers in more than 150 countries. The company also owns Bigstock, a value-oriented stock media offering; Shutterstock Custom, a custom content creation platform; Offset, a high-end image collection; PremiumBeat, a curated royalty-free music library; and Shutterstock Editorial, a premier source of editorial images for the world’s media.
For more information, please visit www.shutterstock.com and follow Shutterstock on Twitter and on Facebook.

FORWARD-LOOKING STATEMENTS
Statements in this press release regarding management’s future expectations, predictions, beliefs, goals, intentions, plans, prospects or strategies, including statements regarding Shutterstock’s future financial and operating performance on both a GAAP and non-GAAP basis and statements regarding Shutterstock’s future growth, profitability and cash flow such as Shutterstock’s expectations regarding financial outlook, future growth and profitability may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements are subject to known and unknown risks, uncertainties and other factors including risks related to any changes to or the effects on liabilities, financial condition, future capital expenditures, revenue, expenses, net income or loss, synergies and future prospects; our inability to continue to attract and retain customers and contributors to our online marketplace for creative content; competitive factors; our inability to innovate technologically or develop, market and offer new products and services; costs related to litigation or infringement claims, indemnification claims and the inability to prevent misuse of our digital content; our inability to increase market awareness of Shutterstock and our products and services; our inability to effectively manage our growth; our inability to grow at historic growth rates or at all; technological interruptions that impair access to our websites; assertions by third parties of infringement of intellectual property rights by Shutterstock, our inability to effectively manage risks associated with operating internationally; our exposure to foreign exchange rate risk; our inability to address risks associated with sales to large corporate customers; government regulation of the internet; increasing regulation related to the handling of personal data; actions by governments to restrict access to our products and services; our inability to effectively expand our operations into new products, services and technologies; our inability to protect the confidential information of customers; increased tax liabilities associated with our worldwide operations, including our exposure to withholding, sales and transaction tax liabilities; the effect of the Tax Cuts and Jobs Act of 2017; general economic and political conditions worldwide; our inability to successfully integrate acquisitions and the associated technology and achieve operational efficiencies; and other factors and risks discussed under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, as well as in other documents that may be filed by Shutterstock from time to time with the Securities and Exchange Commission.  As a result of such risks, uncertainties and factors, Shutterstock’s actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. The forward-looking statements contained in this press release are made only as of this date and Shutterstock assumes no obligation to update the information included in this press release or revise any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by law.

Media Contact:	Investor Contact:
Niamh Hughes	Steven Ciardiello
917-563-4991	646-257-4825
press@shutterstock.com	ir@shutterstock.com

Shutterstock, Inc.
Consolidated Statements of Operations
(In thousands, except for per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018

Revenue	$161,741	$156,584	$325,073	$309,603

Operating expenses:
Cost of revenue	68,526	67,891	137,744	132,381
Sales and marketing	44,488	42,018	88,934	82,386
Product development	13,594	16,728	28,580	33,176
General and administrative	32,063	24,322	58,646	51,546
Total operating expenses	158,671	150,959	313,904	299,489
Income from operations	3,070	5,625	11,169	10,114
Gain on Sale of Webdam	—	—	—	38,613
Other income / (expense), net	584	(7,019)	1,480	(6,217)
Income / (Loss) before income taxes	3,654	(1,394)	12,649	42,510
Provision / (Benefit) for income taxes	355	(1,140)	1,828	10,183
Net income / (loss)	$3,299	$(254)	$10,821	$32,327

Earnings / (Loss) per share
Basic	$0.09	$(0.01)	$0.31	$0.93
Diluted	$0.09	$(0.01)	$0.30	$0.91

Weighted average common shares outstanding:
Basic	35,232	34,913	35,174	34,849
Diluted	35,504	34,913	35,499	35,343

Shutterstock, Inc.
Consolidated Balance Sheets
(In thousands, except par value amount)
(Unaudited)

	June 30, 2019	December 31, 2018

ASSETS
Current assets:
Cash and cash equivalents	$259,069	$230,852
Accounts receivable, net	44,295	41,028
Prepaid expenses and other current assets	29,747	34,841
Total current assets	333,111	306,721
Property and equipment, net	68,350	76,188
Right-of-use assets	44,808	—
Intangibles assets, net	26,532	29,540
Goodwill	88,427	88,576
Deferred tax assets, net	13,642	12,375
Other assets	18,083	18,088
Total assets	$592,953	$531,488

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,888	$7,212
Accrued expenses	53,278	51,385
Contributor royalties payable	24,010	22,971
Deferred revenue	137,131	139,604
Other liabilities	10,511	2,131
Total current liabilities	228,818	223,303
Deferred tax liability, net	—	77
Lease liabilities	47,007	—
Other non-current liabilities	13,207	21,441
Total liabilities	289,032	244,821
Commitment and contingencies
Stockholders’ equity:
Common stock, $0.01 par value; 200,000 shares authorized; 37,816 and 37,618 shares issued and 35,258 and 35,060 shares outstanding as of June 30, 2019 and December 31, 2018, respectively	379	376
Treasury stock, at cost; 2,558 shares as of June 30, 2019 and December 31, 2018	(100,027)	(100,027)
Additional paid-in capital	299,122	291,710
Accumulated other comprehensive loss	(7,453)	(6,471)
Retained earnings	111,900	101,079
Total stockholders’ equity	303,921	286,667
Total liabilities and stockholders’ equity	$592,953	$531,488

Shutterstock, Inc.
Reconciliation of Non-GAAP Financial Information to GAAP
(In thousands, except per share information)
(Unaudited)
Adjusted EBITDA, adjusted net income, revenue excluding the impact of Webdam, revenue growth (including by distribution channel) on a constant currency basis, revenue growth excluding the impact of Webdam, on a constant currency basis and free cash flow are not financial measures prepared in accordance with United States generally accepted accounting principles (GAAP). Such non-GAAP financial measures should not be construed as alternatives to any other measures of performance determined in accordance with GAAP. We caution investors that non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similarly-titled measures presented by other companies.

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Net income / (loss)	$3,299	$(254)	$10,821	$32,327
Add/(less):
Depreciation and amortization	13,403	11,284	25,319	22,227
Non-cash equity-based compensation	7,751	6,429	12,375	12,035
Other adjustments, net (1)	298	7,721	305	7,954
Provision / (Benefit) for income taxes	355	(1,140)	1,828	10,183
Gain on Sale of Webdam	—	—	—	(38,613)
Adjusted EBITDA	$25,106	$24,040	$50,648	$46,113

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Net income / (loss)	$3,299	$(254)	$10,821	$32,327
Add/(less):
Non-cash equity-based compensation	7,751	6,429	12,375	12,035
Tax effect of non-cash equity-based compensation (2)	(1,822)	(1,464)	(2,909)	(2,740)
Acquisition-related amortization expense	2,407	932	3,297	2,018
Tax effect of acquisition-related amortization expense (2)	(498)	(212)	(707)	(459)
Acquisition-related long-term incentives and contingent consideration	882	702	1,786	1,737
Tax effect of acquisition-related long-term incentives and contingent consideration (2)	(234)	(160)	(474)	(434)
Gain on Sale of Webdam	—	—	—	(38,613)
Tax effect of gain on Sale of Webdam (2)	—	—	—	10,733
Impairment of long-term investment asset	—	5,881	—	5,881
Tax effect of impairment of long-term investment asset (2)	—	(1,117)	—	(1,117)
Adjusted net income	$11,785	$10,737	$24,189	$21,368
Adjusted net income per diluted common share	$0.33	$0.30	$0.68	$0.60

Weighted average diluted shares	35,504	35,368	35,499	35,343
____________________________________________________________________________________________________________________

(1)
Other adjustments, net includes foreign currency transaction gains and losses, impairment of a long-term investment asset, expenses related to long-term incentives and contingent consideration related to acquisitions, and interest income and expense.

(2)	Tax effect reflects the estimated impact of the adjustment on the provision for income taxes.

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Total Revenues	$161,741	$156,584	$325,073	$309,603
Less: Revenue from the Webdam business(1)	—	—	—	(2,711)
Revenue excluding the impact of Webdam	$161,741	$156,584	$325,073	$306,892

Revenue growth	3%	17%	5%	17%
Revenue growth on a constant currency basis	5%	14%	7%	14%
Revenue growth excluding the impact of Webdam, on a constant currency basis	5%	14%	8%	16%

E-commerce revenues	$96,993	$91,718	$195,106	$181,453
Revenue growth: e-commerce	6%	12%	8%	11%
Revenue growth: e-commerce on a constant currency basis	7%	10%	10%	8%

Enterprise revenues	$64,748	$64,866	$129,967	$125,439
Revenue growth: enterprise	0%	35%	4%	33%
Revenue growth: enterprise on a constant currency basis	2%	32%	6%	29%

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Net cash provided by operating activities	$27,034	$16,929	$46,743	$38,023
Capital expenditures	(6,473)	(8,076)	(13,726)	(23,051)
Content acquisition	(732)	(607)	(1,277)	(1,242)
Free cash flow	$19,829	$8,246	$31,740	$13,730

____________________________________________________________________________________________________________________

(1)	On February 26, 2018, the Company completed the Sale of Webdam. 2018 amounts include revenue earned during the period from January 1, 2018 through February 26, 2018.

Shutterstock, Inc.
Supplemental Financial Data
(Unaudited)

Historical Operating Metrics

	Three Months Ended
	6/30/19	3/31/19	12/31/18	9/30/18	6/30/18	3/31/18	12/31/17	9/30/17	6/30/17
	(in millions, except revenue per download)
Number of paid downloads	46.6	47.2	46.8	43.9	45.2	43.7	43.9	41.9	42.7
Revenue per download (1)	$3.44	$3.42	$3.40	$3.40	$3.41	$3.40	$3.33	$3.23	$3.05
Content in collection (end of period): (2)
Images	280	260	242	221	204	187	170	156	145
Video clips	15	14	13	12	11	10	9	8	8

Historical Revenue by Sales Channel(3)

	Three Months Ended
	6/30/19	3/31/19	12/31/18	9/30/18	6/30/18	3/31/18	12/31/17	9/30/17	6/30/17
	(in millions)
E-Commerce	$97.0	$98.1	$95.6	$88.7	$91.7	$89.7	$87.8	$81.8	$82.2
Enterprise	64.7	65.2	66.5	62.9	64.9	60.6	59.3	55.1	48.1
Other(4)	—	—	—	—	—	2.7	4.7	4.2	3.7
Total Revenue(5)	$161.7	$163.3	$162.1	$151.6	$156.6	$153.0	$151.8	$141.1	$134.0

_______________________________________________________________________________________________________________________

(1)
Revenue per download is defined as the amount of revenue recognized in a given period divided by the number of paid downloads in that period excluding revenue from custom content and the impact of revenue that is not derived from or associated with content licenses.

(2)
Images (photographs, vectors and illustrations) and video clips available on shutterstock.com at the end of the period. We exclude certain content available to customers, including custom content and content that may be licensed for editorial use only.

(3)	Certain amounts in the table may not foot due to rounding.

(4)	On February 26, 2018, the Company completed the Sale of Webdam. This table includes revenue earned during 2017 and for the period from January 1, 2018 through February 26, 2018.

(5)
Effective January 1, 2018, the Company adopted new revenue recognition accounting guidance using a modified retrospective approach. Historical revenue totals reflect those previously reported and have not been restated. Historical presentation of the allocation of the revenue by sales channel for periods prior to January 1, 2018 has been adjusted to conform to current presentation.